SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 4, 2006

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

On October 4, 2006, Triumph Group, Inc. (the “Company”) prepaid all of its outstanding Class A Senior Notes and Class B Senior Notes (collectively, the “Senior Notes”) and, accordingly, the rights of the holders of the Senior Notes under the Note Purchase Agreement, dated November 21, 2002, between the Company and such holders, as amended, ceased.  Immediately prior to prepayment, $68.4 million aggregate principal amount of Class A Senior Notes, which carried a fixed rate of interest of 6.06%, were outstanding, and $56.0 million aggregate amount of Class B Senior Notes, which carried a fixed rate of interest of 5.59%, were outstanding.  If the Company had not prepaid the outstanding Senior Notes, they would have matured on December 2, 2012, subject to a requirement under the Note Purchase Agreement that the Company annually prepay $8 million of the outstanding Class B notes starting on December 2, 2006.  The Senior Notes were senior unsecured obligations of the Company and ranked junior in right of payment to the rights of the Company’s secured creditors to the extent of their security in the Company’s assets, equal in right of payment to the rights of creditors under the Company’s other existing and future unsecured unsubordinated obligations, senior in right of payment to the rights of creditors under obligations expressly subordinated to the Senior Notes, and effectively subordinated to secured and unsecured creditors of the Company’s subsidiaries.

The prepayment was made upon proper notice to the holders of the Senior Notes at a price equal to 100% of the principal amount of the outstanding Senior Notes being prepaid, plus accrued and unpaid interest of approximately $2.5 million, plus a “make whole” premium of approximately $4.4 million based on the value of the remaining scheduled interest payments on the Senior Notes being prepaid.  The Senior Notes were prepaid with the proceeds from the Company’s sale of $201.25 million of its 2.625% Convertible Senior Subordinated Notes due 2026 on September 18, 2006 (the “2026 Notes”).  Because prepayment of the Senior Notes required advance notice to holder of such notes, the Company used the proceeds from the sale of the 2026 Notes to temporarily pay down the total outstanding amount under the Company’s credit facility and, on the date of prepayment of the Senior Notes, borrowed the amount under the credit facility necessary, together with the remaining proceeds from the sale of the 2026 Notes and available cash, to fund such prepayment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2006	TRIUMPH GROUP, INC.

By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary